July 30, 2024
FOR IMMEDIATE RELEASE

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY RESULTS AS OF JUNE 30, 2024

Second Quarter Highlights

▪	Quarterly net income available to common stockholders of $37.7 million or $0.88 per common share.
▪	Adjusted earnings available to common stockholders of $49.6 million or $1.15 adjusted diluted earnings per common share (non-GAAP).
▪	$6.0 million of acquisition, integration and restructuring expenses in the quarter.
▪	Sold $108.4 million of securities with CRE exposure at a pre-tax loss of $10.6 million to improve the risk and liquidity profile of the Company.
▪	Common equity ratio increased to 10.19%; Tangible common equity ratio (non-GAAP) improved 40 basis points to 7.28%.
▪	Net interest margin, full tax-equivalent (non-GAAP) increased to 3.73% for the quarter ended June 30, 2024 from 3.57% for the quarter ended March 31, 2024.
▪Annualized loan yield increased 13 basis points to 6.76%.
▪Annualized cost of deposits decreased 3 basis points to 2.08%.
▪
Closed on the sale of all nine Rocky Mountain Bank branches in Montana in mid-July, including loans of $343.8 million and deposits of $531.8 million. The expected gain of $30 million will be realized in the third quarter of 2024 and may potentially be utilized to offset future losses related to selling securities or disposing of real estate.

	For the Quarter Ended			Six Months Ended June 30,
	6/30/2024	3/31/2024	6/30/2023	2024	2023
Earnings Summary:
Net income/(loss) available to common stockholders (in millions)	$37.7	$49.7	$47.4	$87.4	$98.2
Diluted earnings/(loss) per common share	0.88	1.16	1.11	2.03	2.30
Return on average assets	0.84%	1.08%	0.98%	0.96%	1.02%
Return on average common equity	8.14	10.90	11.01	9.51	11.70
Return on average tangible common equity (non-GAAP)(1)	12.28	16.49	17.31	14.36	18.62
Net interest margin	3.68	3.52	3.19	3.60	3.27
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.73	3.57	3.23	3.65	3.32
Efficiency ratio	65.70	62.46	60.93	64.05	60.94
Adjusted efficiency ratio, fully-tax equivalent (non-GAAP)(1)	57.73	58.77	59.88	58.25	58.51

Adjusted Earnings Summary (1):
Adjusted earnings available to common stockholders (in millions)	$49.6	$52.4	$46.5	$102.0	$100.2
Adjusted diluted earnings per common share	1.15	1.22	1.09	2.37	2.34
Adjusted annualized return on average assets	1.09%	1.13%	0.96%	1.11%	1.04%
Adjusted annualized return on average common equity	10.71	11.50	10.80	11.10	11.95
Adjusted annualized return on average tangible common equity	16.05	17.38	17.00	16.70	19.00

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF delivered a solid second quarter. Net interest income increased while our adjusted efficiency ratio decreased. Our margin expanded through increased loan yields and decreased deposit costs as we continue to pay down high cost wholesale deposits. In July we completed the sale of Rocky Mountain Bank in Montana, a result of our strategic initiatives that will drive efficiency, enhance EPS growth, deliver higher return on assets and more efficient use of capital. We’re excited to be working closely with our partners at UMB on integration planning for our two companies as we continue towards an expected Q1 2025 transaction close date."

Bruce K. Lee, President and Chief Executive Officer, HTLF

Denver, Monday, July 29, 2024-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended June 30, 2024, compared to the quarter ended June 30, 2023:
•Net income available to common stockholders of $37.7 million compared to $47.4 million, a decrease of $9.7 million or 20%.
•Earnings per diluted common share of $0.88 compared to $1.11, a decrease of $0.23 or 21%.
•Adjusted earnings available to common stockholders(1) of $49.6 million or $1.15 per diluted common share compared to $46.5 million or $1.09 per diluted common share. Adjusted earnings in the second quarter of 2024 excludes $10.1 million of loss of security sales and $6.0 million of acquisition, integration and restructuring costs.
•Net interest income of $158.7 million compared to $147.1 million, an increase of $11.6 million or 8%.
•Annualized return on average assets of 0.84% compared to 0.98%. Adjusted annualized return on average assets(1) of 1.09% compared to 0.96%.
•Annualized return on average common equity of 8.14% compared to 11.01%. Adjusted annualized return on average common equity(1) of 10.71% compared to 10.80%.
•Annualized return on average tangible common equity(1) of 12.28% compared to 17.31%. Adjusted annualized return on average tangible common equity(1) of 16.05% compared to 17.00%.

Rocky Mountain Bank Sale

HTLF Bank closed on the sale of all nine Rocky Mountain Bank branches in Montana in mid-July along with all associated deposits and certain related assets to two purchasers. Loans of $348.8 million, deposits of $538.3 million and fixed assets of $13.2 million have been moved to available for sale categories as of June 30, 2024.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.68% (3.73% on a fully tax-equivalent basis, non-GAAP) for the second quarter of 2024 compared to 3.52% (3.57% on a fully tax-equivalent basis, non-GAAP) for the first quarter of 2024, and 3.19% (3.23% on a fully tax-equivalent basis, non-GAAP) for the second quarter of 2023.

Total interest income and average earning asset changes for the second quarter of 2024 compared to the second quarter of 2023 were:
•Total interest income was $255.6 million compared to $235.5 million, an increase of $20.1 million or 9%, primarily attributable to an increase in yields on average earning assets. Interest income on loans during the second quarter of 2024 was positively impacted by $2.0 million due to the payoff of a $29.6 million owner-occupied commercial real estate loan which had previously been on nonaccrual.
•Total interest income on a tax-equivalent basis (non-GAAP) was $257.6 million, an increase of $20.0 million or 8%, from $237.6 million.
•Average earning assets decreased $1.19 billion or 6% to $17.33 billion compared to $18.52 billion, primarily due to the sale of $865.4 million of securities during the fourth quarter of 2023, and $108.4 million of securities during the second quarter of 2024. The proceeds were utilized to pay down high-cost wholesale deposits and borrowings.
•The average rate on earning assets increased 83 basis points to 5.98% from 5.15%, primarily due to recent interest rate increases on earning assets.

Total interest expense and average interest-bearing liability changes for the second quarter of 2024 compared to the second quarter of 2023 were:
•Total interest expense was $96.9 million, an increase of $8.5 million from $88.4 million, primarily due to increases in the average interest rate paid on interest-bearing liabilities, partially offset by decreases in average interest-bearing liabilities.
•The average interest rate paid on interest-bearing liabilities increased 45 basis points to 3.13% from 2.68%.
•Average interest-bearing deposits decreased $1.54 billion or 12% to $11.21 billion from $12.75 billion.
•The average interest rate paid on interest-bearing deposits increased 31 basis points to 2.89% from 2.58%.
•Average borrowings increased $792.9 million or 172% to $1.25 billion from $461.7 million, and the average interest rate paid on borrowings was 5.26% compared to 5.55%.

Net interest income changes for the second quarter of 2024 compared to the second quarter of 2023 were:
•Net interest income totaled $158.7 million compared to $147.1 million, an increase of $11.6 million or 8%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $160.7 million compared to $149.3 million, an increase of $11.5 million or 8%.

Noninterest Income and Noninterest Expense

Total noninterest income was $18.2 million during the second quarter of 2024 compared to $32.5 million during the second quarter of 2023, a decrease of $14.3 million or 44%. Significant changes within the noninterest income category for the second quarter of 2024 compared to the second quarter of 2023 were:
•Net security losses increased $9.8 million to $10.1 million compared to net security losses of $314,000.
•Service charges and fees decreased $2.7 million or 14% to $17.0 million from $19.6 million, primarily attributable to a decrease in consumer NSF and overdraft fees. In the fourth quarter of 2023, HTLF instituted a new fee policy across our single charter customer base in response to industry changes related to consumer overdraft fees.
•Capital market fees decreased $2.0 million or 51% to $2.0 million from $4.0 million due to lower capital markets activity.
•Net gains on sales of loans held for sale decreased $1.1 million or 100% to $0 from $1.1 million, due to HTLF ceasing originations of residential mortgage loans to be sold to the secondary market.
Total noninterest expense was $116.2 million during the second quarter of 2024 compared to $109.4 million during the second quarter of 2023, an increase of $6.8 million or 6%. Significant changes within the noninterest expense category for the second quarter of 2024 compared to the second quarter of 2023 were:
•Acquisition, integration, and restructuring costs totaled $6.0 million compared to $1.9 million, an increase of $4.1 million primarily attributable to expenses related to the pending UMB merger.
•Salaries and employee benefits totaled $65.1 million compared to $62.1 million, an increase of $3.0 million or 5%. The increase was attributable to higher benefit costs including incentive compensation and retirement plans partially offset by a reduction of full-time equivalent employees. Full-time equivalent employees totaled 1,843 compared to 1,966, a decrease of 123 or 6%.
•FDIC insurance assessments totaled $3.3 million compared to $3.0 million, an increase of $305,000.
•Loss on sale of assets totaled $193,000 compared to a gain on assets of $3.4 million. During the second quarter of 2023, the recordkeeping and administration services component of HTLF's Retirement Plan Services business was sold, which generated a gain of $4.3 million.
•Other noninterest expense totaled $14.3 million compared to $15.6 million, a decrease of $1.3 million or 8%, in conjunction with HTLF's 3.0 efficiency efforts.

The effective tax rate was 23.12% for the second quarter of 2024 compared to 23.74% for second quarter of 2023. The following items impacted the second quarter 2024 and 2023 tax calculations:
•Various tax credits of $629,000 compared to $568,000.
•Tax-exempt interest income as a percentage of pre-tax income of 14.49% compared to 12.40%.
•Tax benefit of $92,000 compared to a tax expense of $121,000 resulting from the vesting of restricted stock units.
•Tax expense of $1.1 million compared to $1.1 million resulting from the disallowed interest expense related to tax-exempt loans and securities.

Total Assets, Total Loans and Total Deposits

Total assets were $18.81 billion at June 30, 2024, a decrease of $599.0 million or 3% from $19.41 billion at year-end 2023. Securities represented 27% and 29% of total assets at June 30, 2024, and December 31, 2023, respectively.

Total loans held to maturity were $11.61 billion at June 30, 2024, compared to $11.64 billion at March 31, 2024, and $12.07 billion at December 31, 2023. Loans decreased $36.3 million or less than 1% during the second quarter of 2024 and $460.3 million or 4% since year-end 2023. Excluding the impact of the transfer of $348.8 million of loans to held for sale related to the planned sale of Rocky Mountain Bank, loans held to maturity decreased $40.3 million or less than 1% during the second quarter of 2024 and $111.6 million or 1% since year-end 2023. Significant changes by loan category at June 30, 2024 compared to March 31, 2024 included:

•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $6.8 million or less than 1% to $6.10 billion compared to $6.09 billion. Excluding the transfer related to Rocky Mountain Bank, commercial and business lending increased $5.1 million or less than 1%.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, decreased $19.7 million or less than 1% to $3.52 billion compared to $3.54 billion. Excluding the transfer related to Rocky Mountain Bank, commercial real estate lending decreased $22.6 million or less than 1%.
•Agricultural and agricultural real estate loans decreased $6.9 million or 1% to $803.0 million compared to $809.9 million. Excluding the transfer related to Rocky Mountain Bank, agricultural and agricultural real estate loans decreased $4.3 million or less than 1%.
•Residential mortgage loans decreased $22.6 million or 3% to $733.4 million compared to $756.0 million. Excluding the transfer related to Rocky Mountain Bank, residential mortgage loans decreased $23.3 million or 3%.

Significant changes by loan category at June 30, 2024 compared to December 31, 2023 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, decreased $193.9 million or 3% to $6.10 billion compared to $6.29 billion. Excluding the transfer related to Rocky Mountain Bank, commercial and business lending decreased $35.9 million or 1%.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, decreased $48.4 million or 1% to $3.52 billion compared to $3.57 billion. Excluding the transfer related to Rocky Mountain Bank, commercial real estate lending increased $13.1 million or less than 1%.
•Agricultural and agricultural real estate loans decreased $116.2 million or 13% to $803.0 million compared to $919.2 million. Excluding the transfer related to Rocky Mountain Bank, agricultural and agricultural real estate loans decreased $50.8 million or 6%.
•Residential mortgage loans decreased $64.4 million or 8% to $733.4 million compared to $797.8 million. Excluding the transfer related to Rocky Mountain Bank, residential mortgage loans decreased $33.2 million or 4%.

Total deposits were $14.96 billion as of June 30, 2024, compared to $15.30 billion as of March 31, 2024, a decrease of $345.6 million or 2%. Total deposits were $14.96 billion as of June 30, 2024, compared to $16.20 billion at December 31, 2023, which was a decrease of $1.25 billion or 8%. Excluding the impact of the transfer of $538.3 million of deposits to held for sale related to the planned sale of Rocky Mountain Bank, deposits decreased $403.6 million or 3% during the second quarter of 2024 and $706.8 million or 4% since year-end 2023.

Total customer deposits were $14.13 billion as of June 30, 2024, compared to $14.27 billion at March 31, 2024, a decrease of $135.6 million or less than 1%. Excluding the impact of the transfer of $538.3 million of deposits to held for sale related to the planned sale of Rocky Mountain Bank, customer deposits decreased $193.7 million or 1%. Significant customer deposit changes by category at June 30, 2024, compared to March 31, 2024, included:
•Customer demand deposits decreased $20.2 million or less than 1% to $4.24 billion compared to $4.26 billion. Excluding the transfer related to Rocky Mountain Bank, customer demand deposits decreased $31.6 million or less than 1%.
•Customer savings deposits decreased $118.2 million or 1% to $8.15 billion compared to $8.27 billion. Excluding the transfer related to Rocky Mountain Bank, customer savings deposits decreased $157.0 million or 2%.
•Customer time deposits increased $2.8 million or less than 1% to $1.74 billion compared to $1.73 billion. Excluding the transfer related to Rocky Mountain Bank, customer time deposits decreased $5.0 million or less than 1%.

Total customer deposits were $14.13 billion as of June 30, 2024, compared to $14.86 billion at December 31, 2023, a decrease of $722.7 million or 5%. Excluding the impact of the transfer of $538.3 million of deposits to held for sale related to the planned sale of Rocky Mountain Bank, customer deposits decreased $184.4 million. Significant customer deposit changes by category at June 30, 2024, compared to December 31, 2023, included:
•Customer demand deposits decreased $256.1 million or 6% to $4.24 billion compared to $4.50 billion. Excluding the transfer related to Rocky Mountain Bank, customer demand deposits decreased $123.5 million or 3%.

•Customer savings deposits decreased $259.4 million or 3% to $8.15 billion compared to $8.41 billion. Excluding the transfer related to Rocky Mountain Bank, customer savings deposits increased $32.0 million or less than 1%.
•Customer time deposits decreased $207.2 million or 11% to $1.74 billion compared to $1.94 billion. Excluding the transfer related to Rocky Mountain Bank, customer time deposits decreased $92.9 million or 5%.

Total wholesale and institutional deposits were $822.9 million as of June 30, 2024, a decrease of $209.9 million or 20% from $1.03 billion at March 31, 2024. Significant wholesale and institutional deposit changes by category at June 30, 2024 compared to March 31, 2024 included:
•Wholesale and institutional savings deposits decreased $80.6 million or 20% to $318.6 million compared to $399.3 million.
•Wholesale time deposits decreased $129.3 million or 20% to $504.3 million compared to $633.6 million.

Total wholesale and institutional deposits were $822.9 million as of June 30, 2024, which was a decrease of $522.4 million or 39% from $1.35 billion at December 31, 2023. Significant wholesale and institutional deposit changes by category at June 30, 2024 compared to December 31, 2023 included:
•Wholesale and institutional savings deposits decreased $75.7 million or 19% to $318.6 million compared to $394.4 million.
•Wholesale time deposits decreased $446.6 million or 47% to $504.3 million compared to $950.9 million.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the second quarter of 2024 was $9.7 million, an increase of $1.9 million from $7.8 million recorded in the second quarter of 2023.

The allowance for credit losses for loans totaled $126.9 million at June 30, 2024 and $122.6 million at December 31, 2023. The following items impacted the allowance for credit losses for loans at June 30, 2024:
•Provision expense for the six months ended June 30, 2024, totaled $13.4 million. Provision expense was primarily impacted in the second quarter of 2024 by one new nonperforming food manufacturing loan which increased the specific reserve by $10.0 million.
•Net charge-offs of $9.1 million, of which the majority have been reserved for in prior periods, were recorded for the first six months of 2024.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments decreased $3.4 million or 21% to $13.1 million at June 30, 2024, from $16.5 million at December 31, 2023. The following impacted HTLF's allowance for credit losses for unfunded commitments during 2024:
•Provision benefit for the six months ended June 30, 2024, totaled $3.4 million.
•Reduction of $84.6 million in unfunded commitments for construction loans, which carry the highest loss rate.
•Total unfunded commitments decreased $244.2 million or 5% to $4.38 billion at June 30, 2024 compared to $4.63 billion at December 31, 2023.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $9.0 million for the second quarter of 2024 compared to $5.4 million for the second quarter of 2023. The total allowance for lending related credit losses was $139.9 million or 1.21% of total loans at June 30, 2024, compared to $139.0 million or 1.15% of total loans as of December 31, 2023.

Nonperforming Assets

Nonperforming assets were $111.3 million or 0.59% of total assets at June 30, 2024, compared to $110.5 million or 0.57% of total assets at December 31, 2023. Nonperforming assets were reduced by the payoff of a $29.6 million owner occupied commercial real estate loan relationship. The reduction was offset by an increase primarily due to the addition of a $33.2 million food manufacturing customer and the addition of an $8.0 million agriculture customer. Nonperforming loans were $103.8 million or 0.89% of total loans at June 30, 2024, compared to $97.9 million or 0.81% of total loans at December 31, 2023. At June 30, 2024, loans delinquent 30-89 days were 0.25% of total loans compared to 0.09% of total loans at December 31, 2023. The increase in the 30-89 day delinquencies was due to a single $9.2 million real estate construction loan which became current subsequent to June 30, 2024. Other real estate owned, net, decreased $5.0 million or 40% to $7.5 million at June 30, 2024 from $12.5 million at December 31, 2023.

Non-GAAP Financial Measures

This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Adjusted earnings available to common stockholders and adjusted diluted earnings per common share, adjust net income for the gain/loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes these measures enhance the comparability net income available to common stockholders as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Adjusted annualized return on average assets, adjusts net income for the gain/loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Adjusted efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Net interest margin, fully tax equivalent, is net interest income adjusted for the tax-favored status of certain loans and securities divided by average earning assets.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Adjusted annualized return on average common equity, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•Adjusted annualized return on average tangible common equity, adjusts net income available to common stockholders for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.
•Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.

About HTLF

Heartland Financial USA, Inc., is a Denver, Colorado-based bank holding company operating under the brand name HTLF, with assets of $18.81 billion as of June 30, 2024. HTLF's banks serve communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement

This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "intent", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2023 and updates in HTLF's Forms 10-Q filed thereafter, and include, among others:
•Economic and Market Conditions Risks, including risks related to the deterioration of the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics and governmental measures addressing them, climate change and climate-related regulations, persistent inflation, higher interest rates, supply chain issues, labor shortages, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values due to climate and other borrower industry risks, which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•Risks related to the planned merger with UMB Financial Corporation (the “Merger”), the fluctuation of the market value of the merger consideration, risks related to combining our businesses, including expenses related to the Merger and integration of the combined entity, risks that the Merger may not occur, and the risk of litigation related to the Merger;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political, and competitive forces impacting our business;

•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF's financial results, is included in HTLF’s filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

CONTACT:
Kevin L. Thompson
Executive Vice President
Chief Financial Officer
(563) 589-1994
kthompson@htlf.com

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Interest Income
Interest and fees on loans	$199,161	$168,899	$394,822	$322,742
Interest on securities:
Taxable	47,381	58,172	94,395	114,148
Nontaxable	6,042	6,378	12,083	12,406
Interest on federal funds sold	—	—	—	—
Interest on deposits with other banks and short-term investments	3,045	2,051	6,051	3,182
Total Interest Income	255,629	235,500	507,351	452,478
Interest Expense
Interest on deposits	80,499	81,975	164,633	138,873
Interest on borrowings	10,825	848	18,349	3,270
Interest on term debt	5,564	5,545	11,413	10,991
Total Interest Expense	96,888	88,368	194,395	153,134
Net Interest Income	158,741	147,132	312,956	299,344
Provision for credit losses	9,008	5,379	9,994	8,453
Net Interest Income After Provision for Credit Losses	149,733	141,753	302,962	290,891
Noninterest Income
Service charges and fees	16,964	19,627	34,027	36,763
Loan servicing income	107	411	238	1,125
Trust fees	5,532	5,419	10,575	11,076
Brokerage and insurance commissions	894	677	1,648	1,373
Capital markets fees	1,996	4,037	2,887	6,486
Securities gains (losses), net	(10,111)	(314)	(10,053)	(1,418)
Unrealized gain/(loss) on equity securities, net	133	(41)	228	152
Net gains on sale of loans held for sale	—	1,050	104	2,881
Income on bank owned life insurance	1,326	1,220	2,503	2,184
Other noninterest income	1,366	407	3,713	1,870
Total Noninterest Income	18,207	32,493	45,870	62,492
Noninterest Expense
Salaries and employee benefits	65,120	62,099	129,075	124,248
Occupancy	6,262	6,691	13,525	13,900
Furniture and equipment	2,155	3,063	4,492	5,978
Professional fees	15,372	15,194	30,903	27,991
FDIC insurance assessments	3,340	3,035	8,309	6,314
Advertising	1,368	3,052	2,726	5,037
Core deposit intangibles amortization	1,421	1,715	2,913	3,503
Other real estate and loan collection expenses, net	515	348	1,027	503
(Gain) loss on sales/valuations of assets, net	193	(3,372)	407	(2,257)
Acquisition, integration and restructuring costs	5,973	1,892	7,348	3,565
Partnership investment in tax credit projects	222	154	716	692
Other noninterest expense	14,303	15,575	28,398	31,015
Total Noninterest Expense	116,244	109,446	229,839	220,489
Income Before Income Taxes	51,696	64,800	118,993	132,894
Income taxes	11,954	15,384	27,544	30,702
Net Income/(Loss)	39,742	49,416	91,449	102,192
Preferred dividends	(2,012)	(2,012)	(4,025)	(4,025)
Net Income/(Loss) Available to Common Stockholders	$37,730	$47,404	$87,424	$98,167
Earnings/(loss) per common share-diluted	$0.88	$1.11	$2.03	$2.30
Weighted average shares outstanding-diluted	43,060,354	42,757,603	43,001,157	42,753,197

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Interest Income
Interest and fees on loans	$199,161	$195,661	$192,861	$182,394	$168,899
Interest on securities:
Taxable	47,381	47,014	54,573	54,800	58,172
Nontaxable	6,042	6,041	6,278	6,584	6,378
Interest on federal funds sold	—	—	—	3	—
Interest on deposits with other banks and short-term investments	3,045	3,006	2,174	1,651	2,051
Total Interest Income	255,629	251,722	255,886	245,432	235,500
Interest Expense
Interest on deposits	80,499	84,134	88,071	92,744	81,975
Interest on borrowings	10,825	7,524	5,874	1,167	848
Interest on term debt	5,564	5,849	5,804	5,765	5,545
Total Interest Expense	96,888	97,507	99,749	99,676	88,368
Net Interest Income	158,741	154,215	156,137	145,756	147,132
Provision for credit losses	9,008	986	11,738	1,516	5,379
Net Interest Income After Provision for Credit Losses	149,733	153,229	144,399	144,240	141,753
Noninterest Income
Service charges and fees	16,964	17,063	18,708	18,553	19,627
Loan servicing income	107	131	158	278	411
Trust fees	5,532	5,043	4,905	4,734	5,419
Brokerage and insurance commissions	894	754	729	692	677
Capital markets fees	1,996	891	1,676	1,845	4,037
Securities gains (losses), net	(10,111)	58	(140,007)	(114)	(314)
Unrealized gain/(loss) on equity securities, net	133	95	75	13	(41)
Net gains on sale of loans held for sale	—	104	94	905	1,050
Income on bank owned life insurance	1,326	1,177	729	858	1,220
Other noninterest income	1,366	2,347	1,132	619	407
Total Noninterest Income	18,207	27,663	(111,801)	28,383	32,493
Noninterest Expense
Salaries and employee benefits	65,120	63,955	64,766	62,262	62,099
Occupancy	6,262	7,263	6,509	6,438	6,691
Furniture and equipment	2,155	2,337	2,901	2,720	3,063
Professional fees	15,372	15,531	17,060	13,616	15,194
FDIC insurance assessments	3,340	4,969	10,313	3,313	3,035
Advertising	1,368	1,358	1,677	1,633	3,052
Core deposit intangibles amortization	1,421	1,492	1,611	1,625	1,715
Other real estate and loan collection expenses, net	515	512	505	481	348
(Gain) loss on sales/valuations of assets, net	193	214	2,072	108	(3,372)
Acquisition, integration and restructuring costs	5,973	1,375	4,365	2,429	1,892
Partnership investment in tax credit projects	222	494	3,573	1,136	154
Other noninterest expense	14,303	14,095	14,933	15,292	15,575
Total Noninterest Expense	116,244	113,595	130,285	111,053	109,446
Income Before Income Taxes	51,696	67,297	(97,687)	61,570	64,800
Income taxes	11,954	15,590	(27,324)	13,479	15,384
Net Income/(Loss)	39,742	51,707	(70,363)	48,091	49,416
Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,012)
Net Income/(Loss) Available to Common Stockholders	$37,730	$49,694	$(72,375)	$46,078	$47,404
Earnings/(loss) per common share-diluted	$0.88	$1.16	$(1.69)	$1.08	$1.11
Weighted average shares outstanding-diluted	43,060,354	42,915,768	42,838,405	42,812,563	42,757,603

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Assets
Cash and due from banks	$226,735	$208,176	$275,554	$248,756	$317,303
Interest-bearing deposits with other banks and short-term investments	147,211	236,190	47,459	99,239	82,884
Cash and cash equivalents	373,946	444,366	323,013	347,995	400,187
Time deposits in other financial institutions	1,340	1,240	1,240	1,490	1,490
Securities:
Carried at fair value	4,185,054	4,418,222	4,646,891	5,482,687	5,798,041
Held to maturity, at cost	842,980	841,055	838,241	835,468	834,673
Other investments, at cost	70,684	68,524	91,277	90,001	72,291
Loans held for sale	348,761	352,744	5,071	6,262	14,353
Loans:
Held to maturity	11,608,309	11,644,641	12,068,645	11,872,436	11,717,974
Allowance for credit losses	(126,861)	(123,934)	(122,566)	(110,208)	(111,198)
Loans, net	11,481,448	11,520,707	11,946,079	11,762,228	11,606,776
Premises, furniture and equipment, net	175,953	176,582	181,070	187,436	190,420
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit intangibles, net	15,501	16,923	18,415	20,026	21,651
Cash surrender value on life insurance	199,036	197,671	197,085	196,694	195,793
Other real estate, net	7,533	2,590	12,548	14,362	2,677
Other assets	534,429	516,198	574,772	609,139	510,359
Total Assets	$18,812,670	$19,132,827	$19,411,707	$20,129,793	$20,224,716
Liabilities and Equity
Liabilities
Deposits:
Demand	$4,244,169	$4,264,390	$4,500,304	$4,792,813	$4,897,858
Savings	8,470,416	8,669,221	8,805,597	8,754,911	8,772,596
Time	2,242,005	2,368,555	2,895,813	3,553,269	3,993,089
Total deposits	14,956,590	15,302,166	16,201,714	17,100,993	17,663,543
Deposits held for sale	538,308	596,328	—	—	—
Borrowings	694,909	650,033	622,255	392,634	44,364
Term debt	372,988	372,652	372,396	372,059	372,403
Accrued expenses and other liabilities	222,025	232,815	282,225	438,577	285,416
Total Liabilities	16,784,820	17,153,994	17,478,590	18,304,263	18,365,726
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,852	42,784	42,688	42,656	42,645
Capital surplus	1,096,619	1,093,207	1,090,740	1,088,267	1,087,358
Retained earnings	1,203,092	1,178,330	1,141,501	1,226,740	1,193,522
Accumulated other comprehensive income/(loss)	(425,418)	(446,193)	(452,517)	(642,838)	(575,240)
Total Equity	2,027,850	1,978,833	1,933,117	1,825,530	1,858,990
Total Liabilities and Equity	$18,812,670	$19,132,827	$19,411,707	$20,129,793	$20,224,716

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Average Balances
Assets	$19,043,362	$19,296,638	$19,667,825	$20,207,920	$20,221,511
Loans, net of unearned	12,010,289	12,021,930	11,938,272	11,800,064	11,625,442
Total deposits	15,562,920	16,042,402	16,709,394	17,507,813	17,689,138
Customer deposits	14,768,407	14,816,652	14,969,948	14,699,235	14,655,535
Earning assets	17,331,435	17,597,068	17,853,957	18,439,010	18,523,552
Interest-bearing liabilities	12,461,957	12,607,745	12,721,680	13,158,631	13,209,794
Common equity	1,863,236	1,832,959	1,729,086	1,746,818	1,727,013
Total stockholders' equity	1,973,941	1,943,664	1,839,791	1,857,523	1,837,718
Tangible common equity (non-GAAP)(1)	1,271,046	1,239,313	1,133,888	1,149,992	1,128,527

Key Performance Ratios
Annualized return on average assets	0.84%	1.08%	(1.42)%	0.94%	0.98%
Adjusted annualized return on average assets (non-GAAP)(1)	1.09	1.13	0.96	0.98	0.96
Annualized return on average common equity (GAAP)	8.14	10.90	(16.61)	10.47	11.01
Adjusted annualized return on average common equity (non-GAAP)(1)	10.71	11.50	10.46	10.92	10.80
Annualized return on average tangible common equity (non-GAAP)(1)	12.28	16.49	(24.89)	16.32	17.31
Adjusted annualized return on average tangible common equity (non-GAAP)(1)	16.05	17.38	16.38	17.02	17.00
Annualized ratio of net charge-offs/(recoveries) to average loans	0.23	0.08	0.01	0.12	0.32
Annualized net interest margin (GAAP)	3.68	3.52	3.47	3.14	3.19
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.73	3.57	3.52	3.18	3.23
Annualized cost of deposits	2.08	2.11	2.09	2.10	1.86
Efficiency ratio (GAAP)	65.70	62.46	293.86	63.77	60.93
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.73	58.77	59.31	59.95	59.88
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.46	2.37	2.63	2.18	2.17
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.30	2.25	2.23	2.08	2.16

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Average Balances
Assets	$19,043,362	$20,221,511	$19,170,002	$20,170,044
Loans, net of unearned	12,010,289	11,625,442	12,016,110	11,502,443
Total deposits	15,562,920	17,689,138	15,802,661	17,598,009
Customer deposits	14,768,407	14,655,535	14,792,530	14,888,066
Earning assets	17,331,435	18,523,552	17,464,253	18,458,462
Interest-bearing liabilities	12,461,957	13,209,794	12,534,852	12,897,747
Common equity	1,863,236	1,727,013	1,848,098	1,691,633
Total stockholders' equity	1,973,941	1,837,718	1,958,803	1,802,338
Tangible common equity (non-GAAP)(1)	1,271,046	1,128,527	1,255,180	1,092,273

Key Performance Ratios
Annualized return on average assets	0.84%	0.98%	0.96%	1.02%
Adjusted annualized return on average assets (non-GAAP)(1)	1.09	0.96	1.11	1.04
Annualized return on average common equity (GAAP)	8.14	11.01	9.51	11.70
Adjusted annualized return on average common equity (non-GAAP)(1)	10.71	10.80	11.10	11.95
Annualized return on average tangible common equity (non-GAAP)(1)	12.28	17.31	14.36	18.62
Adjusted annualized return on average tangible common equity (non-GAAP)(1)	16.05	17.00	16.70	19.00
Annualized ratio of net charge-offs/(recoveries) to average loans	0.23	0.32	0.15	0.15
Annualized net interest margin (GAAP)	3.68	3.19	3.60	3.27
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.73	3.23	3.65	3.32
Annualized cost of deposits	2.08	1.86	2.10	1.59
Efficiency ratio (GAAP)	65.70	60.93	64.05	60.94
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.73	59.88	58.25	58.51
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.46	2.17	2.41	2.20
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.30	2.16	2.28	2.15

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Common Share Data
Book value per common share	$44.74	$43.66	$42.69	$40.20	$41.00
Tangible book value per common share (non-GAAP)(1)	30.94	29.81	28.77	26.23	26.98
ASC 320 effect on book value per common share	(10.82)	(11.18)	(11.00)	(16.27)	(14.04)

Common shares outstanding, net of treasury stock	42,852,180	42,783,670	42,688,008	42,656,303	42,644,544

Capital Ratios
Common equity ratio	10.19%	9.76%	9.39%	8.52%	8.64%
Tangible common equity ratio (non-GAAP)(1)	7.28	6.88	6.53	5.73	5.86
Tier 1 leverage ratio	10.13	9.84	9.44	9.59	9.40
Common equity tier 1 ratio(2)	11.68	11.40	10.97	11.37	11.33
Total risk based capital ratio(2)	15.32	14.99	14.53	14.90	14.93

Other Selected Trend Information
Effective tax rate	23.12%	23.17%	27.97%	21.89%	23.74%
Full time equivalent employees	1,843	1,888	1,970	1,965	1,966

Loans Held to Maturity
Commercial and industrial	$3,541,239	$3,545,051	$3,652,047	$3,591,809	$3,590,680
Paycheck Protection Program ("PPP")	1,864	2,172	2,777	3,750	4,139
Owner occupied commercial real estate	2,555,964	2,545,033	2,638,175	2,429,659	2,398,698
Commercial and business lending	6,099,067	6,092,256	6,292,999	6,025,218	5,993,517
Non-owner occupied commercial real estate	2,434,258	2,495,068	2,553,711	2,656,358	2,530,736
Real estate construction	1,082,726	1,041,583	1,011,716	1,029,554	1,013,134
Commercial real estate lending	3,516,984	3,536,651	3,565,427	3,685,912	3,543,870
Total commercial lending	9,616,051	9,628,907	9,858,426	9,711,130	9,537,387
Agricultural and agricultural real estate	802,958	809,876	919,184	842,116	839,817
Residential mortgage	733,401	756,021	797,829	813,803	828,437
Consumer	455,899	449,837	493,206	505,387	512,333
Total loans held to maturity	$11,608,309	$11,644,641	$12,068,645	$11,872,436	$11,717,974

Total unfunded loan commitments	$4,381,565	$4,537,718	$4,625,768	$4,813,798	$4,905,147

Deposits
Demand-customer	$4,244,169	$4,264,390	$4,500,304	$4,792,813	$4,897,858
Savings-customer	8,151,794	8,269,956	8,411,240	8,190,430	8,149,596
Savings-wholesale and institutional	318,622	399,265	394,357	564,481	623,000
Total savings	8,470,416	8,669,221	8,805,597	8,754,911	8,772,596
Time-customer	1,737,723	1,734,971	1,944,884	1,814,335	1,597,849
Time-wholesale	504,282	633,584	950,929	1,738,934	2,395,240
Total time	2,242,005	2,368,555	2,895,813	3,553,269	3,993,089
Total deposits	$14,956,590	$15,302,166	$16,201,714	$17,100,993	$17,663,543

Total customer deposits	$14,133,686	$14,269,317	$14,856,428	$14,797,578	$14,645,303
Total wholesale and institutional deposits	822,904	1,032,849	1,345,286	2,303,415	3,018,240
Total deposits	$14,956,590	$15,302,166	$16,201,714	$17,100,993	$17,663,543

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) June 30, 2024 calculation is preliminary.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Allowance for Credit Losses-Loans
Balance, beginning of period	$123,934	$122,566	$110,208	$111,198	$112,707
Provision for credit losses	9,737	3,668	12,750	2,672	7,829
Charge-offs	(7,388)	(4,093)	(3,886)	(3,964)	(9,613)
Recoveries	578	1,793	3,494	302	275
Balance, end of period	$126,861	$123,934	$122,566	$110,208	$111,198

Allowance for Unfunded Commitments
Balance, beginning of period	$13,786	$16,468	$17,480	$18,636	$21,086
Provision for credit losses	(729)	(2,682)	(1,012)	(1,156)	(2,450)
Balance, end of period	$13,057	$13,786	$16,468	$17,480	$18,636

Allowance for lending related credit losses	$139,918	$137,720	$139,034	$127,688	$129,834

Provision for Credit Losses
Provision for credit losses-loans	$9,737	$3,668	$12,750	$2,672	$7,829
Provision for credit losses-unfunded commitments	(729)	(2,682)	(1,012)	(1,156)	(2,450)
Total provision (benefit) for credit losses	$9,008	$986	$11,738	$1,516	$5,379

Asset Quality
Nonaccrual loans	$103,123	$94,800	$95,426	$51,304	$61,956
Loans past due ninety days or more	663	611	2,507	511	1,459
Other real estate owned	7,533	2,590	12,548	14,362	2,677
Other repossessed assets	—	—	—	1	5
Total nonperforming assets	$111,319	$98,001	$110,481	$66,178	$66,097

Nonperforming Assets Activity
Balance, beginning of period	$98,001	$110,481	$66,178	$66,097	$65,702
Net loan (charge-offs) recoveries	(6,810)	(2,300)	(392)	(3,662)	(9,338)
New nonperforming loans	48,346	5,470	61,193	19,295	19,805
Reduction of nonperforming loans(1)	(28,050)	(5,692)	(14,278)	(14,691)	(5,253)
OREO/Repossessed assets sales proceeds	(168)	(9,958)	(2,220)	(861)	(4,819)
Balance, end of period	$111,319	$98,001	$110,481	$66,178	$66,097

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.89%	0.82%	0.81%	0.44%	0.54%
Ratio of nonperforming assets to total assets	0.59	0.51	0.57	0.33	0.33
Annualized ratio of net loan charge-offs (recoveries) to average loans	0.23	0.08	0.01	0.12	0.32
Allowance for loan credit losses as a percent of loans	1.09	1.06	1.02	0.93	0.95
Allowance for lending related credit losses as a percent of loans	1.21	1.18	1.15	1.08	1.11
Allowance for loan credit losses as a percent of nonperforming loans	122.23	129.89	125.15	212.70	175.35
Loans delinquent 30-89 days as a percent of total loans	0.25	0.31	0.09	0.12	0.12

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$4,490,407	$47,381	4.24%	$4,665,196	$47,014	4.05%	$5,962,207	$58,172	3.91%
Nontaxable(1)	759,234	7,383	3.91	778,632	7,383	3.81	895,458	7,896	3.54
Total securities	5,249,641	54,764	4.20	5,443,828	54,397	4.02	6,857,665	66,068	3.86
Interest on deposits with other banks and short-term investments	194,824	3,045	6.29	253,189	3,006	4.78	153,622	2,051	5.36
Federal funds sold	—	—	—	—	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	3,638,004	69,469	7.68	3,642,588	66,985	7.40	3,565,449	56,644	6.37
PPP loans	2,242	7	1.26	2,587	8	1.24	6,302	24	1.53
Owner occupied commercial real estate	2,615,504	37,028	5.69	2,609,773	35,517	5.47	2,366,107	28,031	4.75
Non-owner occupied commercial real estate	2,519,346	39,272	6.27	2,550,419	39,849	6.28	2,462,098	35,583	5.80
Real estate construction	1,093,399	21,770	8.01	1,061,843	20,849	7.90	1,028,109	18,528	7.23
Agricultural and agricultural real estate	879,707	13,390	6.12	878,621	13,756	6.30	848,554	12,256	5.79
Residential real estate	776,821	9,454	4.89	791,248	10,135	5.15	840,741	9,383	4.48
Consumer	485,266	9,421	7.81	484,851	9,201	7.63	508,082	9,068	7.16
Less: allowance for credit losses	(123,319)	—	—	(121,879)	—	—	(113,177)	—	—
Net loans	11,886,970	199,811	6.76	11,900,051	196,300	6.63	11,512,265	169,517	5.91
Total earning assets	17,331,435	257,620	5.98%	17,597,068	253,703	5.80%	18,523,552	237,636	5.15%
Nonearning Assets	1,711,927			1,699,570			1,697,959
Total Assets	$19,043,362			$19,296,638			$20,221,511
Interest-bearing Liabilities
Savings	$8,834,746	$55,440	2.52%	$8,809,530	$54,667	2.50%	$8,935,775	$41,284	1.85%
Time deposits	2,372,653	25,059	4.25	2,782,195	29,467	4.26	3,812,330	40,691	4.28
Borrowings	881,738	10,825	4.94	643,525	7,524	4.70	89,441	848	3.80
Term debt	372,820	5,564	6.00	372,495	5,849	6.32	372,248	5,545	5.97
Total interest-bearing liabilities	12,461,957	96,888	3.13%	12,607,745	97,507	3.11%	13,209,794	88,368	2.68%
Noninterest-bearing Liabilities
Noninterest-bearing deposits	4,355,521			4,450,677			4,941,033
Accrued interest and other liabilities	251,943			294,552			232,966
Total noninterest-bearing liabilities	4,607,464			4,745,229			5,173,999
Stockholders' Equity	1,973,941			1,943,664			1,837,718
Total Liabilities and Stockholders' Equity	$19,043,362			$19,296,638			$20,221,511
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$160,732			$156,196			$149,268
Net interest spread(1)			2.85%			2.69%			2.47%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.73%			3.57%			3.23%
Interest-bearing liabilities to earning assets	71.90%			71.65%			71.31%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$4,577,802	$94,395	4.14%	$6,029,175	$114,148	3.82%
Nontaxable(1)	768,933	14,766	3.85	908,992	15,704	3.48
Total securities	5,346,735	109,161	4.11	6,938,167	129,852	2.50
Interest on deposits with other banks and other short-term investments	224,007	6,051	5.42	129,645	3,182	4.95
Federal funds sold	—	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	3,640,298	136,454	7.54	3,512,807	106,551	6.12
PPP loans	2,415	14	1.17	8,126	50	1.24
Owner occupied commercial real estate	2,612,638	72,545	5.58	2,327,702	54,800	4.75
Non-owner occupied commercial real estate	2,534,882	79,121	6.28	2,397,004	66,332	5.58
Real estate construction	1,077,621	42,619	7.95	1,063,372	36,659	6.95
Agricultural and agricultural real estate	879,164	27,146	6.21	842,136	23,609	5.65
Residential mortgage	784,034	19,589	5.02	846,618	18,656	4.44
Consumer	485,058	18,622	7.72	504,678	17,310	6.92
Less: allowance for credit losses-loans	(122,599)	—	—	(111,793)	—	—
Net loans	11,893,511	396,110	6.70	11,390,650	323,967	5.74
Total earning assets	17,464,253	511,322	5.89%	18,458,462	457,001	4.99%
Nonearning Assets	1,705,749			1,711,582
Total Assets	$19,170,002			$20,170,044
Interest-bearing Liabilities
Savings	$8,822,138	$110,107	2.51%	$9,330,939	$79,177	1.71%
Time deposits	2,577,424	54,526	4.25	3,038,985	59,696	3.96
Borrowings	762,632	18,349	4.84	155,738	3,270	4.23
Term debt	372,658	11,413	6.16	372,085	10,991	5.96
Total interest-bearing liabilities	12,534,852	194,395	3.12%	12,897,747	153,134	2.39%
Noninterest-bearing Liabilities
Noninterest-bearing deposits	4,403,099			5,228,085
Accrued interest and other liabilities	273,248			241,874
Total noninterest-bearing liabilities	4,676,347			5,469,959
Stockholders' Equity	1,958,803			1,802,338
Total Liabilities and Stockholders' Equity	$19,170,002			$20,170,044
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$316,927			$303,867
Net interest spread(1)			2.77%			2.60%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.65%			3.32%
Interest-bearing liabilities to earning assets	71.77%			69.87%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Earnings available to common stockholders (GAAP)	$37,730	$49,694	$(72,375)	$46,078	$47,404
Plus core deposit intangibles amortization, net of tax(2)	1,081	1,131	1,229	1,240	1,309
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$38,811	$50,825	$(71,146)	$47,318	$48,713

Average common equity (GAAP)	$1,863,236	$1,832,959	$1,729,086	$1,746,818	$1,727,013
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit intangibles, net	16,185	17,641	19,193	20,821	22,481
Average tangible common equity (non-GAAP)	$1,271,046	$1,239,313	$1,133,888	$1,149,992	$1,128,527
Annualized return on average common equity (GAAP)	8.14%	10.90%	(16.61)%	10.47%	11.01%
Annualized return on average tangible common equity (non-GAAP)	12.28%	16.49%	(24.89)%	16.32%	17.31%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$158,741	$154,215	$156,137	$145,756	$147,132
Plus tax-equivalent adjustment(1)	1,991	1,981	2,058	2,152	2,136
Net interest income, fully tax-equivalent (non-GAAP)	$160,732	$156,196	$158,195	$147,908	$149,268

Average earning assets	$17,331,435	$17,597,068	$17,853,957	$18,439,010	$18,523,552

Annualized net interest margin (GAAP)	3.68%	3.52%	3.47%	3.14%	3.19%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.73	3.57	3.52	3.18	3.23
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.01	0.02	0.02	0.01	0.03

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,917,145	$1,868,128	$1,822,412	$1,714,825	$1,748,285
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit intangibles, net	15,501	16,923	18,415	20,026	21,651
Tangible common equity (non-GAAP)	$1,325,639	$1,275,200	$1,227,992	$1,118,794	$1,150,629

Common shares outstanding, net of treasury stock	42,852,180	42,783,670	42,688,008	42,656,303	42,644,544
Common equity (book value) per share (GAAP)	$44.74	$43.66	$42.69	$40.20	$41.00
Tangible book value per common share (non-GAAP)	$30.94	$29.81	$28.77	$26.23	$26.98

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,325,639	$1,275,200	$1,227,992	$1,118,794	$1,150,629

Total assets (GAAP)	$18,812,670	$19,132,827	$19,411,707	$20,129,793	$20,224,716
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit intangibles, net	15,501	16,923	18,415	20,026	21,651
Total tangible assets (non-GAAP)	$18,221,164	$18,539,899	$18,817,287	$19,533,762	$19,627,060
Tangible common equity ratio (non-GAAP)	7.28%	6.88%	6.53%	5.73%	5.86%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Reconciliation of Adjusted Efficiency Ratio, fully tax-equivalent (non-GAAP)
Net interest income (GAAP)	$158,741	$154,215	$156,137	$145,756	$147,132
Tax-equivalent adjustment(1)	1,991	1,981	2,058	2,152	2,136
Fully tax-equivalent net interest income	160,732	156,196	158,195	147,908	149,268
Noninterest income	18,207	27,663	(111,801)	28,383	32,493
Securities (gains)/losses, net	10,111	(58)	140,007	114	314
Unrealized (gain)/loss on equity securities, net	(133)	(95)	(75)	(13)	41
Adjusted revenue (non-GAAP)	$188,917	$183,706	$186,326	$176,392	$182,116

Total noninterest expenses (GAAP)	$116,246	$113,595	$130,285	$111,053	$109,446
Less:
Core deposit intangibles amortization	1,421	1,492	1,611	1,625	1,715
Partnership investment in tax credit projects	222	494	3,573	1,136	154
(Gain) loss on sales/valuation of assets, net	193	214	2,072	108	(3,372)
Acquisition, integration and restructuring costs	5,973	1,375	4,365	2,429	1,892
FDIC special assessment	(631)	2,049	8,145	—	—
Core expenses (non-GAAP)	$109,068	$107,971	$110,519	$105,755	$109,057

Efficiency ratio (GAAP)	65.70%	62.46%	293.86%	63.77%	60.93%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	57.73%	58.77%	59.31%	59.95%	59.88%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$116,246	$113,595	$130,285	$111,053	$109,446
Core expenses (non-GAAP)	109,068	107,971	110,519	105,755	109,057

Average assets	$19,043,362	$19,296,638	$19,667,825	$20,207,920	$20,221,511
Total noninterest expenses to average assets (GAAP)	2.46%	2.37%	2.63%	2.18%	2.17%
Core expenses to average assets (non-GAAP)	2.30%	2.25%	2.23%	2.08%	2.16%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$462	$168	$1,425	$94	$93
Occupancy	—	—	1,092	—	—
Furniture and equipment	53	—	19	—	—
Professional fees	5,385	931	793	1,617	1,068
Advertising	—	—	28	178	222
Other noninterest expenses	73	276	1,008	540	509
Total acquisition, integration and restructuring costs	$5,973	$1,375	$4,365	$2,429	$1,892

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Reconciliation of Adjusted Earnings
Net income/(loss)	$39,742	$51,707	$(70,363)	$48,091	$49,416
(Gain)/loss from sale of securities	10,111	(58)	140,007	114	314
(Gain)/loss on sales/valuation of assets, net	193	214	2,072	108	(3,372)
Acquisition, integration and restructuring costs	5,973	1,375	4,365	2,429	1,892
FDIC special assessment	(631)	2,049	8,145	—	—
Total adjustments	15,646	3,580	154,589	2,651	(1,166)
Tax effect of adjustments(2)	(3,739)	(866)	(36,638)	(628)	276
Adjusted earnings	$51,649	$54,421	$47,588	$50,114	$48,526

Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,012)
Adjusted earnings available to common stockholders	$49,637	$52,408	$45,576	$48,101	$46,514

Plus core deposit intangibles amortization, net of tax(2)	1,081	1,131	1,229	1,240	1,309
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$50,718	$53,539	$46,805	$49,341	$47,823

Reconciliation of Adjusted Annualized Return on Average Assets
Average assets	$19,043,362	$19,296,638	$19,667,825	$20,207,920	$20,221,511
Adjusted annualized return on average assets (non-GAAP)	1.09%	1.13%	0.96%	0.98%	0.96%

Reconciliation of Adjusted Annualized Return on Average Common Equity
Average common stockholders' equity (GAAP)	$1,863,236	$1,832,959	$1,729,086	$1,746,818	$1,727,013
Adjusted annualized average common equity (non-GAAP)	10.71%	11.50%	10.46%	10.92%	10.80%

Reconciliation of Adjusted Annualized Return on Average Tangible Common Equity
Average tangible common equity (non-GAAP)	$1,271,046	$1,239,313	$1,133,888	$1,149,992	$1,128,527
Adjusted annualized average tangible common equity (non-GAAP)	16.05%	17.38%	16.38%	17.02%	17.00%

Reconciliation of Adjusted Diluted Earnings Per Common Share
Weighted average shares outstanding-diluted	43,060,354	42,915,768	42,838,405	42,812,563	42,757,603
Adjusted diluted earnings per common share	$1.15	$1.22	$1.06	$1.12	$1.09

(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Earnings available to common stockholders (GAAP)	$37,730	$47,404	$87,424	$98,167
Plus core deposit intangibles amortization, net of tax(2)	1,081	1,309	2,211	2,673
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$38,811	$48,713	$89,635	$100,840

Average common equity (GAAP)	$1,863,236	$1,727,013	$1,848,098	$1,691,633
Less average goodwill	576,005	576,005	576,005	576,005
Less average core deposit intangibles, net	16,185	22,481	16,913	23,355
Average tangible common equity (non-GAAP)	$1,271,046	$1,128,527	$1,255,180	$1,092,273
Annualized return on average common equity (GAAP)	8.14%	11.01%	9.51%	11.70%
Annualized return on average tangible common equity (non-GAAP)	12.28%	17.31%	14.36%	18.62%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$158,741	$147,132	$312,956	$299,344
Plus tax-equivalent adjustment(1)	1,991	2,136	3,971	4,345
Net interest income, fully tax-equivalent (non-GAAP)	$160,732	$149,268	$316,927	$303,689

Average earning assets	$17,331,435	$18,523,552	$17,464,253	$18,458,462

Annualized net interest margin (GAAP)	3.68%	3.19%	3.60%	3.27%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.73	3.23	3.65	3.32
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.01	0.03	0.02	0.02

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Adjusted Efficiency Ratio, Fully Tax-Equivalent (non-GAAP)
Net interest income (GAAP)	$158,741	$147,132	$312,956	$299,344
Tax-equivalent adjustment(1)	1,991	2,136	3,971	4,345
Fully tax-equivalent net interest income	160,732	149,268	316,927	303,689
Noninterest income (GAAP)	18,207	32,493	45,870	62,492
Securities (gains)/losses, net	10,111	314	10,053	1,418
Unrealized (gain)/loss on equity securities, net	(133)	41	(228)	(152)
Adjusted revenue (non-GAAP)	$188,917	$182,116	$372,622	$367,447

Total noninterest expenses (GAAP)	$116,246	$109,446	$229,841	$220,489
Less:
Core deposit intangibles amortization	1,421	1,715	2,913	3,503
Partnership investment in tax credit projects	222	154	716	692
(Gain)/loss on sales/valuation of assets, net	193	(3,372)	407	(2,257)
Acquisition, integration and restructuring costs	5,973	1,892	7,348	3,565
FDIC special assessment	(631)	—	1,418	—
Core expenses (non-GAAP)	$109,068	$109,057	$217,039	$214,986

Efficiency ratio (GAAP)	65.70%	60.93%	64.05%	60.94%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	57.73%	59.88%	58.25%	58.51%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$116,246	$109,446	$229,841	$220,489
Core expenses (non-GAAP)	109,068	109,057	217,039	214,986

Average assets	$19,043,362	$20,221,511	$19,170,002	$20,170,044
Total noninterest expenses to average assets (GAAP)	2.46%	2.17%	2.41%	2.20%
Core expenses to average assets (non-GAAP)	2.30%	2.16%	2.28%	2.15%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$462	$93	$631	$167
Occupancy	—	—	—	—
Furniture and equipment	53	—	53	—
Professional fees	5,385	1,068	6,316	2,002
Advertising	—	222	—	344
Other noninterest expenses	73	509	348	1,052
Total acquisition, integration and restructuring costs	$5,973	$1,892	$7,348	$3,565

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Adjusted Earnings (non-GAAP)
Net income/(loss)	$39,742	$49,416	$91,449	$102,192
(Gain)/loss from sale of securities	10,111	314	10,053	1,418
(Gain)/loss on sales/valuation of assets, net	193	(3,372)	407	(2,257)
Acquisition, integration and restructuring costs	5,973	1,892	7,348	3,565
FDIC special assessment	(631)	—	1,418	—
Total adjustments	15,646	(1,166)	19,226	2,726
Tax effect of adjustments(2)	(3,739)	276	(4,633)	(646)
Adjusted earnings	$51,649	$48,526	$106,042	$104,272

Preferred dividends	(2,012)	(2,012)	(4,025)	(4,025)
Adjusted earnings available to common stockholders	$49,637	$46,514	$102,017	$100,247

Plus core deposit intangibles amortization, net of tax(2)	1,081	1,309	2,211	2,673
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$50,718	$47,823	$104,228	$102,920

Reconciliation of Adjusted Annualized Return on Average Assets
Average assets	$19,043,362	$20,221,511	$19,170,002	$20,170,044
Adjusted annualized return on average assets (non-GAAP)	1.09%	0.96%	1.11%	1.04%

Reconciliation of Adjusted Annualized Return on Average Common Equity
Average common stockholders' equity (GAAP)	$1,863,236	$1,727,013	$1,848,098	$1,691,633
Adjusted annualized return on average common equity (non-GAAP)	10.71%	10.80%	11.10%	11.95%

Reconciliation of Adjusted Annualized Return on Average Tangible Common Equity
Average tangible common equity (non-GAAP)	$1,271,046	$1,128,527	$1,255,180	$1,092,273
Adjusted annualized return on average tangible common equity (non-GAAP)	16.05%	17.00%	16.70%	19.00%

Reconciliation of Adjusted Diluted Earnings Per Common Share
Weighted average shares outstanding-diluted	43,060,354	42,757,603	43,001,157	42,753,197
Adjusted diluted earnings per common share	$1.15	$1.09	$2.37	$2.34

(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.